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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Empire of Carolina, Inc. of our reports dated March 30, 1998, (which express an unqualified opinion and include an explanatory paragraph as to an uncertainty regarding the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Empire of Carolina, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Raleigh, North Carolina

April 3, 1998